EXHIBIT 10.37

Employment Contract

1. Employer                Vistaprint Schweiz GmbH, 8400 Winterthur

2. Employee                Hauke Hansen, born January 11, 1968

3. Start of Contract                January 1st, 2011

4. Start of Work                January 3rd, 2011 (Brunngasse 6, 8400 Winterthur)

5. Position                    Vice President, MCD

6. Salary & Annual Incentive        Yearly gross salary CHF 300'000.- (in 12 monthly payments)
Yearly bonus CHF 75'000.- Payment by quarter. Bonus based
100% on company performance
Monthly courtesy payment for Employee's health expenses, CHF 200.-
Monthly car allowance, CHF 1'700.-

7. Long Term Incentive Plan         Promotion RSU grant: 4'300 RSU's (approx. value USD 150'000.-)

8. Termination Notice Period         Contract can be terminated by either party respecting a notice period of
3 months by the end of each month.

9. Vacation                    According to company regulations

10. Assignment

The Employee irrevocably assigns to the Employer all intellectual property rights such as works and computer software the Employee has been developing himself or in collaboration with others, regardless in which stage of completion they are. Any use of such rights outside of the company is prohibited. By this assignment the Employer has the sole right to dispose of all the assigned rights. In addition, the assignment includes the sole execution of the following rights by the Employer:

•	The exclusive right of modification, adaptation, reconfiguration and further development

•	The exclusive right to determine date and volume of the publication

•	The right to represent as sole authorized party and to dispose of all intellectual property descriptions

•	The solely right to persecute infringements of copyright.

Furthermore the regulations of the Swiss copyright act (Urheberrechtsgesetz Art. 9 to 11) are effective.

This transfer of rights is also effective after termination of the employment contract. The assignment of intellectual property rights to the company is free of any compensation.

Employee covenants to secrecy in terms of all intellectual property rights, especially within the development and usage of computer software. This obligation of secrecy also fully applies after termination of the employment contract.

The Employer acknowledges that the Employee is in the process of writing a book, the topic of which is lean production, quality, and new product introduction (hereafter referred to as “the Book”). The Employer agrees that this Section 10 shall not apply to the Book. The Employee agrees that: (i) he must obtain prior written (not including email) consent  from the Chief Information Officer for any information he would like to include in the Book which refers in any way to the Employer and/or any of the companies within the Employer's group of companies; (ii) work on the Book will not conflict with the reasonable business interests of the Employer; and (iii) the time the Employee spends working on the book will not conflict with the performance of the Employee's obligation under this Agreement.

11.     Non-competition clause

Employee acknowledges, during his employment acquiring knowledge of the Employer's and the Vistaprint Group's business secrets as well as other proprietary information and, in case of violation of the non-competition clause, he could substantially harm Employer and the Vistaprint Group.

Therefore Employee undertakes not to perform any activity in the field of customized graphic design and printing and marketing services competing with the Employer's business during two years after termination of the employment contract, not to conduct, work, or participate in such business. This applies on the range of products the Employee has been working during the last three years of his employment with Vistaprint.

The Employee agrees in case of violation of this non-competition clause he will pay a penalty equal to six monthly gross salary amounts.

12.     Further regulations

The company regulations and the working time regulations are integral parts of this individual employment contract. Furthermore the statutory regulations of the Swiss Code of Obligations (Obligationenrecht) and the Swiss law of working regulation (Arbeitsgesetz) is effective.

13.     Validity of Contract

This employment contract is contingent upon securing valid working permit in Switzerland.

14.     Attachments
•Wichtige Grundlagen
•Firmenreglement
•Arbeitszeitreglement
•Vorsorgeplan BVG

Place, Date: 11/17/2010                    Place, Date: Winterthur, November 15, 2010

/s/Hauke Hansen         /s/Donald Nelson    /s/Martina Rubli
Hauke Hansen                        Don Nelson        Martina Rubli
CIO Vistaprint        HR Manager